UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

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(Amendment No 2)

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☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PARAFIN CORPORATION.

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(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PARAFIN CORPORATION

NOTICE OF ACTION OF STOCKHOLDERS BY WRITTEN

CONSENT IN LIEU OF STOCKHOLDERS MEETING

Dear Stockholders:

On behalf of the Board of Directors and Management of Parafin Corporation (the "Company"), Stockholders are requested to consider and act upon the following proposal which the Board of Directors recommends that stockholders approve by written Consent in Lieu of a Stockholder's Meeting:

To amend the Certificate of Incorporation of the Company to affect a reverse stock split of the Common Stock on a ratio of one new share for up to fifty old shares at the discretion of the Board of Directors.

Only stockholders of record at the close of business on September 30, 2007(the "Record Date"), will be requested to give their consent. To be effective, consents must be received, signed and dated, at the offices of the Company. While there is no specific deadline for the giving of consents, the Company does not intend to seek consents for a period in excess of thirty days from the first use of this statement. Any Stockholder who signs a written consent may revoke it by a written revocation delivered to the President of the Company at its offices on or before the such time as the consents of the holders of a majority of the issued and outstanding shares has been received by the Company . There will not be a meeting at which Stockholders may vote in person. If the proposed action is approved by the written consent of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon, then the Company’s Board of Directors may approve the reverse stock split and authorize the appropriate officers of the Company to file the same in the State of Nevada. The Certificate of Amendment will be effective on filing and the Company will file an appropriate Form 8-K with the Securities and Exchange Commission reflecting the consents received and the filing of the amendment.

BY ORDER OF THE BOARD OF DIRECTORS

Sidney B. Fowlds,

CHIEF EXECUTIVE OFFICER

January 10, 2008

YOUR CONSENT IS IMPORTANT. YOU ARE URGED TO DATE, SIGN AND RETURN YOUR CONSENT PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE APPROVAL OF THE PROPOSED CORPORATE ACTION BY THE CONSENT OF THE MAJORITY OF THE ISSUED AND OUTSTANDING SHARES MAY BE ASSURED. THE PROMPT RETURN OF YOU CONSENT WILL ALSO AID THE COMPANY IN REDUCING THE EXPENSE OF CONSENT SOLICITATION, THE GIVING OF SUCH CONSENT DOES NOT AFFECT YOUR RIGHT TO CHANGE YOUR VOTE BY REVOKING YOUR CONSENTS IN A SUBSEQUENT WRITING IN ADVANCE OF THE DATE WHEN THE REQUISITE NUMBER OF CONSENTS HAS BEEN RECEIVED BY THE COMPANY.

Parafin Corporation

5190 Neil Road - Suite 430

Reno, Nevada 89502

CONSENT STATEMENT

Stockholder Consents are being solicited by the Board of Directors of Parafin Corporation (the "Company") for use in connection with the taking of an action of Stockholders by Written Consent in Lieu of a Meeting. This Consent Statement and form of Consent are being sent to stockholders on or about January 15, 2008 . If the proposed action is approved by the written consent of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon, then the Company’s Board of Directors may approve the reverse stock split and authorize the appropriate officers of the Company to file the same in the State of Nevada. The Certificate of Amendment will be effective on filing and the Company will file an appropriate Form 8-K with the Securities and Exchange Commission reflecting the consents received and the filing of the amendment.

As of September 30, 2007, the Record Date, there were 136,280,671 outstanding shares of Common Stock, which is the only outstanding class of securities of the Company entitled to give consent to this proposed action. Each outstanding share of Common Stock is entitled to one vote on the matter to be voted upon.

Properly executed Consents will be voted in accordance with the instructions indicated in such Consents. If no instructions are indicated, such Consents will be voted in favor of the proposal to amend the Company's Certificate of Incorporation affect a reverse stock split of the Common Stock on a ratio of up to one new share for up to fifty old.

Any Consents given pursuant to this solicitation may be revoked at any time prior to the Company receiving Consents from the holders of a majority of the issued and outstanding shares of Common Stock, by delivery to the President of the Company of a written notice of revocation.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the Company's Common Stock beneficially owned on December 15, 2007 by (i) each person who is known by the Company to own beneficially or exercise voting or dispositive control over 5% or more of the Company's Common Stock, (ii) each of the Company's Directors and (iii) all executive officers and Directors as a group. Except as otherwise indicated, all stockholders have sole voting and investment power with respect to the shares listed as beneficially owned by them, subject to the rights of spouses under applicable community property laws.

Name and Address	Number of Shares	Percentage of
of Beneficial Owner	Of Common Stock	Beneficial Ownership
Identity of Group	Beneficially Owned

Sidney B. Fowlds (1)	15,000,000	11.4%

John Johnston (1)	2,066,666	1.6%

Robert M. Miller (1)	2,066,666	1.6%

Anthony V. Feimann (1)	2,066,666	1.6%

All directors and officers

as a group (4) persons:	21,199,998 shares	16.2%

(1) The Address of these persons is c/o Parafin Corporation, 5190 Neil Road - Suite 430, Reno, Nevada 89502.

PROPOSED ACTION

TO AUTHORIZE A REVERSE STOCK SPLIT OF ONE NEW SHARE FOR UP TO FIFTY OLD.

The proposal will effect a reverse stock split of the presently issued and outstanding shares of the Company's Common Stock at a ratio of one new share for up to fifty old shares (the "Reverse Stock Split"). If the Reverse Stock Split is approved by the stockholders, pursuant to the terms of the Reverse Stock Split each holder of record of Common Stock on the effective date of the amendment will thereafter be deemed to hold one share of Common Stock for up to every fifty presently issued and outstanding shares of Common Stock held of record on that date. Fractional shares shall be rounded up.

Purpose and Effect of the Amendment and Reverse Stock Split

The Reverse Stock Split will not change the stockholders' equity of the Company. The principal effect of the Reverse Stock Split will be to decrease the number of issued and outstanding shares of Common Stock from 136,280,671 to a number equal to the outstanding number of shares divided by the ratio as approved by the Board without giving effect to any additional shares that may be issued doe to rounding up. The Common Stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. The voting rights and other rights that accompany the Common Stock will not be altered by the amendment or the Reverse Stock Split.

Any tax liability to stockholders resulting from the Reverse Stock Split will likely not be substantial. The receipt of Common Stock in the Reverse Stock Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. If the Reverse Stock Split is approved, the tax basis of common Stock received as a result of the Reverse Stock Split (including any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock. For tax purposes, the holding period of the shares immediately prior to the effective date of the Reverse Stock Split will be included in the holding period of the Common Stock received as a result of the Reverse Stock Split, including any fractional share interests to which the stockholder is entitled.

Under the terms of the Company’s Stock Option Plan, the Reverse Stock Split will not reduce the number of shares reserved for such Plan. However the Reverse Stock Split, will cause an adjustment number of shares purchasable under outstanding options by a factor equal to the ratio of the Reverse Stock Split and will increase the exercise price of outstanding options by a factor equal to the inverse of the ratio of the Reverse Stock Split.

While the exact ratio of the reverse stock split has not been determined, the following table sets forth certain information with regard to the effect of the reverse stock split if the ratio is one for ten and if the ratio is one for fifty. After the reverse stock split is effected, the Company will continue to have 1,990,000,000 shares of Common stock authorized. The reverse stock split, if approved by the Shareholders and then effected in the discretion of the Board of Directors could be in any ratio up to one for fifty:

Ratio of Reverse	Number of Shares	Number of Shares	Number of Shares	Number of Shares
Stock Split	Outstanding Pre-Split	Outstanding Post-Split	Available for Issuance	Available for Issuance
Pre-Split (1)	Post Split (1)

One for Ten	136,280,671	13,620,681	1,763,719,329	1,932,379,319

One for Fifty	136,280,671	2,725,613	1,763,719,329	1,945,674,387

(1) The Company has reserved 30,000,000 shares for issuance upon possible conversion of a debenture and 60,000,000 shares for issuances under a stock option plan. Of the 60,000,000 shares available for issuance under the stock option plan, 19,000,000 have been issued and will be adjusted for the reverse split. The debenture will be adjusted for the reverse split. Under the terms of the plan, the 41,000,000 remaining to be issued will not be changed by the reverse stock split.

The Board of Directors does not have any present plans to issue the any of the additional shares which will be made available for issuance by reason of the reverse stock split. However, investors should note that the increased number of shares available for issuance by the Board of directors may be viewed as having an anti-takeover effect and may discourage a potential tender offer for the Company. The Board of Directors is not aware of any potential tender offer for the Company and notes that even without the reverse stock split, almost ninety per-cent of the Company’s authorized stock are available for issuance at the discretion of the Board.

The Board of Directors believes that the relatively low per-share market price of the Common Stock may impair the acceptability of the Common Stock to certain institutional investors and other members of the investing public. Certain investors view low-priced stock as unattractive or, as a matter of policy, are precluded form purchasing low-priced shares. In addition, certain brokerage houses, as a matter of policy, will not extend margin credit on stocks trading at low prices. On the other hand, certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. The Board further believes that by reducing the number of shares outstanding, the Company’s issued and outstanding shares will be more appropriate for a company, such as the Company, whose business is in the development and exploratory stage.

There can be no assurance that the Reverse Stock Split will not adversely impact the market price of the Common Stock, that the marketability of the Common Stock will improve as a result of approval of the Reverse Stock Split or that the approval of the Reverse Stock Split will otherwise have any of the effects described herein.

Certificates and Fractional Shares

The certificates presently representing shares of Common Stock will be deemed to represent up to one-fiftieth share of Common Stock after the effective date of the Reverse Stock Split. New shares of common Stock, will be issued in due course as old shares are tendered to the transfer agent for exchange of transfer. Shares will be rounded up and no Fractional shares will be issued.

Effectiveness

It the amendment and the Reverse Stock Split are approved by the stockholders, the Company will, subject to the subsequent action of its Board of Directors, file the amendment to its Certificate of Incorporation with the Secretary of State of the State of Nevada promptly after such approval, at which time the amendment will become effective and the Company will concurrently effect the Reverse Stock Split.

Vote Required for Approval

The proposal to approve a reverse stock split of up to one for fifty requires the consents of the holders of a majority of the Common Stock issued and outstanding as of the Record Date.

Board of Directors' Recommendation

The Board of Directors recommends that the stockholders consent to the adoption of the Reverse Stock Split.

OTHER MATTERS

Submission of Shareholder's Proposals

Shareholders are advised that any proposals they may wish to submit for presentation at next year's Annual Meeting for inclusion in the Company's proxy statement and form of proxy for such meeting must be received by the Company on or before January 31, 2008

Form 10-K

UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT A MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED SEPTEMBER 30, 2006. REQUESTS SHOULD BE MAILED TO SIDNEY B. FOWLDS, PRESIDENT, PARAFIN CORPORATION, SUITE 430, 5190 NEIL ROAD, RENO, NEVADA 89502.

Solicitation of Consents

The cost of solicitation of Consents in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send consents and consent solicitation material to their principals, and the Company may reimburse them for any attendant expenses.

In order to ensure the adoption of the proposed action, all stockholders who receive this Consent Statement are requested to sign and return promptly the enclosed Consent in the postage paid envelope provided for that purpose.

BY ORDER OF THE BOARD OF DIRECTORS

Sidney B. Fowlds, Chief Executive Officer

January 11, 2008

PARAFIN CORPORATION.

CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO BE MAILED ON OR ABOUT JANUARY 15, 2008

The undersigned, a shareholder of Parafin Corporation. (the "Company"), does hereby consent to the adoption of the following resolution and to the taking of any action required or permitted thereby.

The shares represented by this Consent will be voted only if this Consent is properly executed and timely returned. In that event, such shares will be voted in the manner directed herein. If no direction is made on how you desire your shares to be voted, the Company will vote your shares "FOR" the proposal.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE FOLLOWING:

Resolved, that the Company amend its Certificate of Incorporation to effect a reverse split of its common stock, par value $0.0001 per share of one new share for up to fifty old shares at the discretion of the Board of Directors with the number of shares of common stock, par value $0.0001 per share which the Company is entitled to issue remaining unchanged by such reverse stock split.

FOR ____	AGAINST ______	WITHHOLD _____

The undersigned does hereby revoke any Consent previously given with respect to the shares represented by this Consent.

NOTE: As to shares held in joint names, each joint owner should sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. If signing as attorney, executor, administrator, trustee, guardian, or in other representative capacity, please give full title as such.

PLEASE MARK, SIGN AND DATE THIS CONSENT CARD AND PROPERLY RETURN IT USING THE ENCLOSED ENVELOPE.

Number of Shares Owned: _________________________________

Dated: ________________, 2008

Signature:______________________________

Name:	______________________________

Address: ________________________________

Dated: ________________, 2008

Signature: ________________________________

Name: ________________________________

Address: ________________________________

TO BE EFFECTIVE, THIS CONSENT MUST BE SIGNED AND DATED, AND RECEIVED AT THE OFFICES OF THE COMPANY ON OR BEFORE December 31,2007, UNLESS THE COMPANY AGREES TO EXTEND SUCH DATE.

EXHIBIT A - FORM OF CERTIFICATE OF AMENDMENT

Certificate of Amendment to Articles of Incorporation of

Parafin Corporation

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

Pursuant to the provisions of the Nevada Revised Statutes, Parafin Corporation, a Nevada corporation, adopts the following amendment to its Articles of Incorporation.

1. The undersigned hereby certify that on the __th day of ______ 2008, acting by written consent without a meeting, in accordance with the provisions of section 78.315 of the Nevada Revised Statutes and Article III of the Bylaws of this corporation the Board of Directors approved, consented to, affirmed, and adopted the following resolution:

RESOLVED, that the Secretary of the corporation is hereby ordered and directed to obtain at least a majority of the voting power of the outstanding Common Stock and Common Stock Equivalents of the corporation for the following purpose:

To amend Article FOURTH of the corporation's Articles of Incorporation to provide that up to each fifty shares of issued and outstanding Common Stock and Common Stock Equivalents of the corporation shall be reverse split to become up to one fiftieth of a share.

Pursuant to the provisions of the Nevada Revised Statutes, a majority of Parafin Corporation.'s shares entitled to vote, consented in writing to the adoption of the Amendment to Article FOURTH of the Articles of Incorporation as follows:

Article FOURTH shall be amended by adding the following paragraph at the end thereof:

Each of the issued and outstanding shares of the Corporation's common stock issued and outstanding on the date hereof shall be reverse split to become _______________ share with a corresponding reduction in the stated capital of the corporation. Any fractional shares shall be rounded up to the next whole number. The number of shares which the Corporation shall be authorized to issue shall not be changed by reason of the reverse stock split"

In witness whereof, the undersigned being the President and Secretary of Parafin Corporation , a Nevada corporation, hereunto affixes their signatures this ___ day of _____ 2008.

_______________________	____________________________

Sid Fowlds, President                                                                                       Anthony V. Feimann, Secretary